 United States

Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2022

Rivulet Media, Inc. (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-32201 (Commission File Number)	33-0824714 (IRS Employer Identification No.)

1206 East Warner Road, Suite 101-I, Gilbert, Arizona 85296

(Address of Principal Executive Offices) (Zip Code)

(480) 225-4052

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On each of March 11, 2022, March 21, 2022, and March 22, 2022, Rivulet Media, Inc. (the “Company”) executed a Promissory Note payable to Daniel Crosser, pursuant to which the Company borrowed $30,000, $50,000, and $50,000, respectively. Each of the notes is unsecured, bears interest at the rate of 10% per annum, matures on June 30, 2022, and the unpaid balance may be accelerated upon an event of default thereunder.

The description of the Promissory Notes is only a summary of such agreements, does not purport to be a complete description of such agreements, and is qualified in its entirety by reference to such agreements, a form of which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

10.1	Form of Promissory Note, incorporated by reference to Exhibit 10.1 of the Form 8-K filed on January 31, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2022

Rivulet Media, Inc., a Delaware corporation

By: /s/ Rick Gean

       Rick Gean, Interim CFO